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                                                                     EXHIBIT 11



                              AMEN PROPERTIES, INC.
                  EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE



                                                                         For the Three Months Ended  For the Nine Months Ended
Period Ending       09/30/06                                                 September 30, 2006          September 30, 2006
-----------------------------                                            -------------------------- -----------------------------
                                                   Current     Year to
                                                    Period       Date      Basic       Diluted        Basic         Diluted
                            Net Shares    Total      Days        Days     Weighted     Weighted      Weighted       Weighted
                               Added      Shares  Outstanding Outstanding  Shares       Shares        Shares         Shares
                            ----------- --------- ----------- ---------- ------------ ------------- ------------- ---------------
Common Stock                         -  1,992,056         92        273  183,269,152   183,269,152   543,831,288     543,831,288
Common Stock
 Dividend                            -    209,300         92        273   19,255,600    19,255,600    57,138,900      57,138,900
Preferred A Stock -
 Convertible                         -    616,447         92        273            -    56,713,124             -     168,290,031
Preferred B Stock -
 Convertible                         -    233,317         92        273            -    21,465,164             -      63,695,541
Preferred C Stock -
 Convertible                         -    500,000         92        273            -    46,000,000             -     136,500,000
Common Stock - Stock Option
 Issuance                        4,859      4,859         92        273      447,028       447,028     1,326,507       1,326,507
Common Stock - Stock Warrants
 Exercised                      84,374     84,374         92        135    7,762,408     7,762,408    11,390,490      11,390,490
                            ----------- ----------                       ------------ ------------- ------------- ---------------
End of period                        -  3,640,353                        210,734,188   334,912,476   613,687,185     982,172,757

Days Outstanding from
 Beginning of Period                                                              92            92           273             273
                                                                         ------------ ------------- ------------- ---------------
Weighted average number of
 common shares outstanding                                                 2,290,589     3,640,353     2,247,938       3,597,702

          Net income                                                       1,292,584     1,292,584     1,883,395       1,883,395

                                                                         ------------ ------------- ------------- ---------------
          Net income per share                                                  0.56          0.36          0.84            0.52
                                                                         ============ ============= ============= ===============




                                                                         For the Three Months Ended   For the Nine Months Ended
Period Ending       09/30/05                                                 September 30, 2005           September 30, 2005
-----------------------------                                            -------------------------- -----------------------------
                                                   Current     Year to
                                                    Period       Date      Basic       Diluted        Basic         Diluted
                            Net Shares    Total      Days        Days     Weighted     Weighted      Weighted       Weighted
                               Added      Shares  Outstanding Outstanding  Shares       Shares        Shares         Shares
                            ----------- --------- ----------- ---------- ------------ ------------- ------------- ---------------
Common Stock                         -  1,992,056         92        273  183,269,152   183,269,152   543,831,288     543,831,288
Common Stock
 Dividend                            -    209,300         92        273   19,255,600    19,255,600    57,138,900      57,138,900
Preferred A Stock -
 Convertible                         -    616,447         92        273            -             -             -     168,290,031
Preferred B Stock -
 Convertible                         -    233,317         92        273            -             -             -      63,695,541
Preferred C Stock -
 Convertible                         -    500,000         92        213            -             -             -     106,500,000
Common Stock - Stock Option
 Issuance                        4,859      4,859         37         37      179,783       179,783       179,783         179,783
                            ----------- ----------                       ------------ ------------- ------------- ---------------
End of period                        -  3,555,979                        202,704,535   202,704,535   601,149,971     939,635,543

Days Outstanding from
 Beginning of Period                                                              92            92           273             273
                                                                         ------------ ------------- ------------- ---------------
Weighted average number of
 common shares outstanding                                                 2,203,310     2,203,310     2,202,015       3,441,888

          Net (loss)                                                        (150,466)     (150,466)     (525,454)       (525,454)

                                                                         ------------ ------------- ------------- ---------------
          Net (loss) per share                                                 (0.07)        (0.07)        (0.24)          (0.15)
                                                                         ============ ============= ============= ===============
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